PATRUSKY, MINTZ & SEMEL





                         CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated February 10, 1998 for the year ended December 31, 1997, included in the Form 10-KSB of Egan Systems, Inc. for the year ended December 31, 1997 and to all references to this firm included in this Registration Statement.



                                                   /s/ Patrusky, Mintz & Semel
                                                   -----------------------------
New York, New York                                   PATRUSKY, MINTZ & SEMEL



August 7, 1998